UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:     May 16, 2005

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

                The Company entered into a Change of Control Agreement with Mark R. Gilmore pursuant to his employment, a copy of which is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.  Under this agreement Mr. Gilmore is eligible to receive a cash payment equal to one year of his annual base salary and other severance benefits upon his termination of employment following a change in control of Ciprico.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                Effective May 16, 2005 Mark R. Gilmore joined the Company as Vice President of Sales. Mr. Gilmore has been Vice President of Worldwide Sales for Qualstar in Canoga Park, California since 2002 and spent 26 years with Eastman Kodak having served in various sales, service, marketing and general management roles.  Mr. Gilmore is a graduate of Marquette University.

Mr. Gilmore is paid an annual salary of $150,000 and participates in the Ciprico management bonus program for up to 50% of his base salary upon the achievement of certain performance objectives.  Mr. Gilmore will also be paid commission based on quarterly sales.  Mr. Gilmore also received 25,000 stock options with another 25,000 stock options to be received at his one-year anniversary.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Change in Control Agreement between Ciprico and Mark Gilmore
99.1	Ciprico Press Release dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: May 19, 2005		Monte S. Johnson, Interim Chief Financial Officer (Principal Financial and Accounting Officer)